UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 14, 2011

TBS INTERNATIONAL PLC
(Exact name of Registrant as Specified in its Charter)

Ireland	001-34599	98-0646151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Block A1 Vision Consulting East Point Business Park Fairview Dublin 3, Ireland
(Address of principal executive offices)

+1 353(0) 1 618 0000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

TBS International plc (the “Company”) announced that, on December 14, 2011, it and the requisite lenders under its various financing facilities entered into amendments to the previously announced forbearance agreements (the “Forbearance Extensions”).  The Forbearance Extensions provide that the lenders will forbear during the period ending February 15, 2012 from exercising any of their rights and remedies which may arise as a result of the Company’s nonpayment of principal, interest, fees and expenses when due or noncompliance with its minimum cash covenants, minimum interest coverage ratio covenants, leverage ratio covenants and loan-to-value covenants under its financing facilities.  In addition, the Forbearance Extension with respect to the RBS Credit Facility (as defined below) contemplates the transfer of all ships that are collateral under the RBS Credit Facility to the lenders thereunder in exchange for a full release of the Company's obligations under the RBS Credit Facility.

The Forbearance Agreements are as follows:

•
Amendment No. 2 to Forbearance Agreement and Waiver, dated as of December 14, 2011, by and among Albemarle Maritime Corp., Arden Maritime Corp., Avon Maritime Corp., Birnam Maritime Corp., Bristol Maritime Corp., Chester Shipping Corp., Cumberland Navigation Corp., Darby Navigation Corp., Dover Maritime Corp., Elrod Shipping Corp., Exeter Shipping Corp., Frankfort Maritime Corp., Glenwood Maritime Corp., Hansen Shipping Corp., Hartley Navigation Corp., Henley Maritime Corp., Hudson Maritime Corp., Jessup Maritime Corp., Montrose Maritime Corp., Oldcastle Shipping Corp., Quentin Navigation Corp., Rector Shipping Corp., Remsen Navigation Corp., Sheffield Maritime Corp., Sherman Maritime Corp., Sterling Shipping Corp., Stratford Shipping Corp., Vedado Maritime Corp., Vernon Maritime Corp. Windsor Maritime Corp., TBS International plc, TBS International Limited, TBS Shipping Services Inc., Bank of America, N.A., Citibank, N.A., DVB Bank SE, TD Bank, N.A., Keybank National Association, Capital One Leverage Finance Corp., BBVA Compass Bank, Merrill Lynch Commercial Finance Corp., Webster Bank National Association, Comerica Bank and Candlewood Special Situations Master Fund, Ltd.

•
Amended and Restated Forbearance Agreement and Waiver, dated as of December 14, 2011, by and among Argyle Maritime Corp., Caton Maritime Corp., Dorchester Maritime Corp., Longwoods Maritime Corp., McHenry Maritime Corp., Sunswyck Maritime Corp., TBS International plc, TBS International Limited, The Royal Bank of Scotland plc., Landesbank Hessen-Thüringen Girozentrale, Norddeutsche Landesbank Girozentrale, Santander Asset Finance plc, and Stone Lion Portfolio L.P. with respect to the Amended and Restated Credit Agreement dated as of March 29, 2007 (the "RBS Credit Facility").

•
Amendment No. 1 to Forbearance Agreement and Waiver, dated as of December 14, 2011, among Bedford Maritime Corp., Brighton Maritime Corp., Hari Maritime Corp., Prospect Navigation Corp., Hancock Navigation Corp., Columbus Maritime Corp., Whitehall Marine Transport Corp., TBS International Limited, TBS Holdings Limited, TBS International Public Limited Company, DVB Group Merchant Bank (Asia) Ltd., DVB Bank SE, The Governor and Company of the Bank of Ireland and Natixis.

•
First Amendment to Forbearance Agreement and Waiver, dated as of December 14, 2011, by and among Amoros Maritime Corp., Lancaster Maritime Corp., Chatham Maritime Corp., Sherwood Shipping Corp., TBS International Limited, TBS Holdings Limited, TBS International Public Limited Company and AIG Commercial Equipment Finance, Inc.

•	Letter Agreement, dated December 14, 2011, with respect to that certain Loan Agreement between Grainger Maritime Corp. and Joh. Berenberg, Gossler & Co. KG dated as of June 19, 2008.

•
Extension of Forbearance Letter, dated December 14, 2011, among Claremont Shipping Corp., Yorkshire Shipping Corp., TBS International Limited, TBS International Public Limited Company and Credit Suisse AG.

•
First Amendment to Forbearance Agreement with respect to certain interest rate swap transactions entered into in connection with and pursuant to that certain Master Agreement (on the 2002 ISDA form as amended) dated as of June 30, 2005 (together with the Schedules thereto and the Confirmations thereunder, and as amended) among the Borrowers under the Bank of America Credit Agreement, TBS International Limited and Bank of America, N.A.

•	Letter Agreement, dated December 14, 2011, with respect to Bareboat Charter dated as of January 24, 2007 (as amended and supplemented) from TBS International plc and Adirondack Shipping LLC.

•	Letter Agreement, dated December 14, 2011, with respect to Bareboat Charter dated as of January 24, 2007 (as amended and supplemented) from TBS International plc and Rushmore Shipping LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC
Date: December 20, 2011	By:	/s/ Ferdinand V. Lepere
		Name:	Ferdinand V. Lepere
		Title:	Senior Executive Vice President and Chief Financial Officer